UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 13, 2009

                                -----------------

                          TEMECULA VALLEY BANCORP INC.
             (Exact name of Registrant as specified in its charter)

             California              001-33897               46-0476193
           (State or other          (Commission           (I.R.S. Employer
   jurisdiction of incorporation)   File Number)       Identification Number)

                     27710 Jefferson Avenue
                           Suite A100
                      Temecula, California                     92590
            (Address of principal executive offices)        (Zip code)

       Registrant's telephone number, including area code: (951) 694-9940

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events.

       On November 17, 2008, Temecula Valley Bancorp Inc. (the "Company") filed a Definitive Proxy Statement ("Proxy Statement") on Schedule 14A with the Securities and Exchange Commission. The Proxy Statement was filed and distributed in order to solicit the written consent of the Company's holders of common stock of record on November 14, 2008 to amend the Company's Articles of Incorporation (the "Amendment") to authorize the issuance of up to five million shares of preferred stock. The consent of holders of at least a majority of the outstanding shares of the Company's common stock was required to approve the Amendment. As of February 13, 2009, the Company had not received a sufficient number of written consents indicating approval of the Amendment. Due to the cumbersome mechanics of extending the date in order to allow additional voting time for the Company's shareholders, it is anticipated that this matter will be addressed at the next meeting of the Company's shareholders.

       The information in this report is being furnished, not filed, pursuant to
Section 18 of the Securities Exchange Act of 1934, as amended. Accordingly, the information in this report and Exhibit 99.1 of this report will not be incorporated by reference into any of our filings, unless specifically identified therein as being incorporated therein by reference.




                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           TEMECULA VALLEY BANCORP INC.


       Date: February 17, 2009             By: /s/ FRANK BASIRICO, JR.
                                               ---------------------------------
                                               Frank Basirico, Jr.
                                               Chief Executive Officer